M.A. HANNA COMPANY

          1988 Long-Term Incentive Plan, as Amended
                      (to May 7, 1997)

     1. Purpose. The purpose of this Plan is to attract, retain and motivate executive personnel for M.A. Hanna
Company (the "Company") and its Subsidiaries and to provide to such executives incentives and rewards for superior performance and contribution.

     2.   Definitions.  As used in this Plan,

     (a) The term "Appreciation Right" means a right granted pursuant to Paragraph 5 of this Plan.

     (b) The term "Award Value" with respect to any LTIP Unit means an amount expressed in dollars or expressed in shares of Common Stock, such number of shares determined by dividing the dollar target value of the award by the Market Value per Share at the time of the award, as adjusted by the Board of Directors to reflect risk and other factors, in either case as established by the Board of Directors in connection with the award of such LTIP Unit.

     (c) The term "Common Stock" means Common Stock, par value $1.00 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 9 of this Plan.

     (d) The term "Dividend Credit" means a credit contingently granted pursuant to Paragraph 7 of this Plan.

     (e) The term "Eligible Employees" means persons who are selected by the Board of Directors and who are at the time officers (including officers who are members of the Board of Directors) and other key employees of the Company or any of its Subsidiaries.

     (f) The term "LTIP Unit" means a unit awarded pursuant to Paragraph 6 of this Plan.

     (g) The term "Management Objectives" means the achievement objectives established pursuant to Paragraph
6(b) of this Plan for Eligible Employees who have received grants of LTIP Units.

     (h) The term "Market Value per Share" means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the New York
Stock Exchange or the consolidated tape as reported by The
Wall Street Journal.

     (i) The term "Maximum" means 200% of the Award Value of an LTIP Unit.

     (j) The term "Minimum" means the minimum level of achievement of Management Objectives established pursuant to Paragraph 6(b) of this Plan.

     (k) The term "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

     (l) The term "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4 of this Plan.

     (m) The term "Payment Value" means the value of an LTIP Unit at the time of payment as determined in accordance with Paragraph 6(d) and (e) of this Plan.

     (n) The term "Performance Period" means, in respect of any LTIP Unit, a period of time established pursuant to Paragraph 6(b)of this Plan within which the Management Objectives relating to such LTIP Unit are to be achieved.

     (o)  The term "Spread" means the excess of the Market
Value per Share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related Option Right.

     (p) The term "Subsidiary" means any corporation or partnership in which at the time the Company owns or controls, directly or indirectly, not less than 80% of the total combined voting power represented by all classes of stock issued by such corporation or 80% of the general partners' equity of such partnership, as the case may be.

     (q) The term "Restricted Stock" means Restricted Stock awarded pursuant to Paragraph 15 of the Plan.

     3. Shares Available Under Plan. The shares of Common Stock which may be sold or delivered upon exercises of Option Rights or Appreciation Rights, upon the payment of the Payment Value of an LTIP Unit, upon the payment of any Dividend Credit or upon the grant of any Restricted Stock shall not exceed the sum of 3,400,000 plus such number of shares of Common Stock authorized for sale or delivery under the Company's Restated 1979 Executive Incentive Compensation Plan that remain unutilized under that Plan upon termination thereof, which sum shall be subject to adjustment as provided in Paragraph 9 of this Plan. Such shares may be shares of original issuance, treasury shares, shares from the Associates Ownership Trust or a combination of the foregoing.

     4. Grants of Option Rights. The Board of Directors may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible
Employees of options to purchase shares of Common Stock.
Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each grant shall specify the number of shares of Common Stock to which it pertains; provided, however, that no Eligible Employee shall be granted Option Rights for more than 100,000 shares of Common Stock in any one fiscal year of the Company, subject to adjustments as provided in
Section 9 of this Plan.

     (b) Each grant shall specify an option price per share equal to the market Value per Share on the date of grant except that in the case of a grant to a newly employed Eligible Employee the grant may, if the Board of Directors so determines, specify an option price per share equal to the Market Value per Share on the first date of such Eligible Employee's employment.

     (c) Each grant shall specify that the option price shall be payable at the time of exercise (i) in cash or by check acceptable to the Company, (ii) by delivery to the Company of shares of Common Stock that have been owned by the Optionee not less than six months equal in value to the option price (such shares to be valued for this purpose at their Market Value per Share on the date of exercise) or
(iii) a combination of the foregoing, as may be selected by the Optionee at the time of exercise. The Board of Directors may provide for the deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which any exercise relates.

     (d)  Successive grants may be made to the same Eligible
Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised.

     (e) Each grant shall specify the maximum period, not in excess of 10 years from the date of grant, during which the Option Rights shall continue in effect.

     (f) Each grant shall specify the period or periods of continuous employment by the Optionee with the Company or any Subsidiary which are necessary before the Option Rights or installments thereof will become exercisable. Any grant may permit acceleration of exercisability upon the occurrence of specified events and may permit acceleration of exercisability after termination of the Optionee's employment but not beyond 10 years from the date of grant, as follows: in the event of the Optionee's termination due to disability or retirement with the Company's consent, up to 5 years after termination or retirement; in the event of the Optionee's death, up to 1 year from the date of death;
and in the event of any other termination, up to 30 days from the date of termination.

     (g) Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time, (ii) options which are not intended to so qualify, or (iii) combinations of the foregoing.

     (h) The date of grant of each Option Right shall be the date of its authorization by the Board of Directors.

     (i) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Eligible
Employee and shall contain such terms and provisions, consistent with this Plan, as the Board of Directors may approve.

     5. Grants of Appreciation Rights. The Board of Directors may also authorize the granting to Eligible Employees of Appreciation Rights in respect of Option Rights granted hereunder or under any other stock option plan approved by the shareholders of the Company. An Appreciation Rights shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount which shall be determined by the Board of Directors and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock, or any combination thereof, and may either grant to the Optionee or retain in the Board of Directors the right to elect among those alternatives.

     (b) Any grant may specify that the amount payable on exercise of an Appreciation Right (valuing shares of Common
Stock for this purpose at their Market Value per Share at the date of exercise) may not exceed a maximum specified by the Board of Directors at the date of grant.

     (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods. No
Appreciation Right shall be exercisable except at a time when the related Option Rights is also exercisable.

     (d)  Upon exercise of any Option Right, the related
Appreciation Right shall automatically be cancelled; upon exercise of any Appreciation Right, the related Option Right shall automatically be cancelled.

     (e) Each grant of an Appreciation Right shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Optionee, which notification shall describe such Appreciation Right, identify the related Option Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board of Directors may approve.

     6. Grants of LTIP Units. The Board of Directors may also authorize the granting to Eligible Employees of LTIP
Units. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) The Award Value of each LTIP Unit shall be established in connection with its grant.

     (b) The Performance Period with respect to each LTIP Unit shall be such period of time as shall be determined by the Board of Directors in connection with its grant. The Performance Period shall not be less than three years except that the Board of Directors may provide for premature termination of the Performance Period in respect of outstanding grants of LTIP Units in connection with any event or transaction of the types described in Paragraph 9 of this Plan.

     (c) LTIP Units shall be deemed earned by an Eligible Employee based upon achievement by him or her of the management objectives specified by the Board of Directors in connection with the grant (the "Management Objectives"). Such Management Objectives may be described in terms of Company-wide objectives (including but not limited to achievement of specified increases of earnings per share of Common Stock or return on stockholders' equity or some combination thereof) or of objectives which are related to performance of the division or subsidiary within the Company in which such Eligible Employee is employed. Management Objectives related to any particular grant of LTIP Units need not be the same as those relating to any other grant, whether made at the same or a different time. The Board of Directors shall specify in connection with each grant of LTIP Units a minimum acceptable level of achievement of the relevant Management Objectives (the "Minimum"). If during the Performance Period relating to any LTIP Units events or transactions should occur which, in the sole judgment of the Board of Directors, are unrelated to the performance of the Eligible Employee and result in distortion of the Management Objectives or Minimum relating to such LTIP Unit, the Board of Directors may adjust such Management Objectives or Minimum upward or downward to eliminate such distortion.

     (d) The Board of Directors shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, determine the extent to which the LTIP Unit to which such Performance Period relates has been earned by the Eligible
Employee through achievement of the relevant Management
Objectives, in accordance with the following:

          (i)  If the Management Objectives have been
     attained, the Eligible Employee shall be deemed to have earned 100% of the Award Value of such LTIP Unit. If the Management Objectives have been exceeded, or if the Management Objectives have not been attained but the relevant Minimum has been attained or exceeded, the percentage of the LTIP Unit deemed earned by the Eligible Employee may be a higher or lower percentage of the Award Value as determined in accordance with a formula prescribed by the Board of Directors at the time such LTIP Unit was granted, but not in excess of the Maximum. If the Minimum has not been attained, the Eligible Employee shall be deemed not to have earned the LTIP Unit.

          (ii) If an Eligible Employee's employment has terminated because of death, disability or retirement at or after normal retirement age (or earlier with the consent of the Board of Directors) under a retirement plan of the Company or a Subsidiary prior to the end of the Performance Period, the extent to which an LTIP Unit shall be deemed to have been earned, as calculated at the end of the Performance Period, shall be determined as if such Eligible Employee's employment had not terminated and the result shall be multiplied by a fraction, the numerator of which is the number of days such Eligible Employee was employed during the Performance Period and the denominator of which is the total number of days in the Performance Period. If an Eligible Employee's employment terminates for any reason other than as described in the preceding sentence, the Eligible Employee shall be deemed not to have earned the LTIP Unit unless the Board of Directors determines otherwise in its sole discretion (in which event the extent to which the LTIP Unit shall be deemed to have been earned shall not exceed the amount determined pursuant to the preceding sentence).

     (e) The Payment Value of any LTIP Unit shall be equal to the Award Value times the percentage thereof (not in excess of the Maximum) deemed earned by the Eligible
Employee as determined pursuant to Paragraph 6(d) of this Plan.

     (f) Not later than 15 days after a determination has been made pursuant to Paragraph 6(d) of this Plan with respect to any LTIP Unit, the Board of Directors shall cause the Eligible Employee to be notified in writing of such determination and shall cause the Payment Value of such LTIP Unit to be paid to the Eligible Employee in cash or in shares of Common Stock, or in any combination thereof. For purposes hereof, shares of Common Stock shall be valued at their Market Value per Share on the date the Board of Directors determines the extent to which the LTIP Unit has been earned.

     (g) Each grant of an LTIP Unit shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Optionee, which notification shall describe such LTIP Unit, state that such LTIP Unit is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board of Directors may approve.

     7. Dividend Credits. No Dividend Credits will be allocated under the Plan on or after May 4, 1994. All
Dividend Credits allocated prior to May 4, 1994 shall be governed by the Plan as in effect prior to such date.

     8. Transferability. No Option Right, Appreciation Right, LTIP Unit, Restricted Stock or Dividend Credit shall be transferable by an Optionee or grantee other than by will or the laws of descent and distribution except that the Compensation Committee may in its sole discretion approve a transfer of Option Rights by an Optionee to members of the Optionee's family or to a trust for the benefit of the Optionee or members of the Optionee's family. Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by the Optionee or by his or her guardian or legal representative or, in the case of a transfer of the Option Rights to members of the Optionee's family or to a trust for the benefit of the Optionee or members of the Optionee's family, shall be exercisable by the transferee or its legal representative.

9. Adjustments. The Board of Directors may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3 of this Plan, in the numbers of shares of Common Stock covered by outstanding Option Rights and Appreciation Rights granted hereunder, and in the prices per share applicable to such Option Rights and Appreciation Rights, as such Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

     10. Fractional Shares. The Company shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

     11. Withholding Taxes. The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state and local taxes required to be withheld by it with respect to such payment and, if the cash portion of any such payment is less than the amount of taxes required to be withheld, to require the Optionee or other person receiving such payment, as a condition of and prior to such payment, to pay to the Company the balance of such taxes so required to be withheld.

     12.  Administration of the Plan.

     (a) This Plan shall be administered by the Board of Directors, which may from time to time delegate all or any part of its authority under this Plan to a Compensation Committee of not less than three Directors appointed by the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Commission or any successor rule to the same effect ("Rule 16b-3"). To the extent of such delegation, references herein to the "Board of Directors" shall include the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be acts of the Committee.

     (b) The interpretation and construction by the Board of Directors of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, LTIP Units or Dividend
Credits and any determination by the Board of Directors pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

     13.  Amendments, Etc.

     (a) This Plan may be amended from time to time by the Board of Directors but without further approval by the stockholders of the Company no such amendment shall (i) increase the maximum number of shares specified in Paragraph 3 of the Plan (except that adjustments authorized by Paragraph 9 of this Plan shall not be limited by this provision), (ii) change the definition of "Eligible Employees," or (iii) cause Rule 16b-3 to become inapplicable to this Plan.

     (b) The Board of Directors may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this Plan. In the event of such cancellation, the Board of Directors may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms, conditions and discretions as, under this Plan, would have been applicable had the cancelled Option Rights not been granted.

     (c) In case of termination of employment by reason of death, disability or retirement at or after normal retirement age (or earlier with the consent of the Board of Directors) under a retirement plan of the Company or a Subsidiary of an Optionee who holds an Option Right or Appreciation Right not immediately exercisable in full, the Board of Directors may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised.

     14. Termination of 1979 Plan. The Company's 1979 Executive Incentive Compensation Plan shall be terminated as of the date of approval of this Plan by the stockholders of the Company but without prejudice to any award outstanding thereunder.

     15.  Grants of Restricted Stock.  The Board of
Directors may also authorize the granting to Eligible
Employees of shares of Common Stock designated as restricted
(hereafter "Restricted Stock"). Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) The Restricted Stock shall be subject to such restrictions on transfer and risk of forfeiture as the Board of Directors may impose, which restrictions may lapse or expire separately or in combination at such time or times, in such installments or otherwise, as the Board of Directors may deem appropriate.

     (b) Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board of Directors may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of the Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Eligible Employee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

     (c) Except as otherwise determined by the Board of Directors, upon attainment of a predetermined event as established by the Board of Directors for any reason during the applicable restriction period, all Restricted Stock of the Eligible Employee subject to identical restrictions shall be forfeited by the Eligible Employee and reacquired by the Company.

     (d) Each grant of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Eligible
Employee and shall contain such terms and provisions, consistent with this Plan, as the Board of Directors may approve.

     16.  Directors Stock Option Plan.

     (a) Purpose. The purpose of this stock option plan for non-employee directors of the Company is to attract and retain directors and encourage directors to become significant holders of the Company's Common Stock and thereby identify more closely with the stockholders' interests.

     (b)  Definitions.  As used in this Paragraph 16,

          (i) All of the terms defined in Paragraph 2 of the Plan shall have the same meanings for purposes of this Paragraph 16 except that the term "Option Right" shall mean, in addition to the meaning set forth in Paragraph 2(1), the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 16 of the Plan.

          (ii) The term "Directors Stock Option Plan" means the plan set forth in this Paragraph 16.

          (iii) The term "Eligible Director" means a non-employee director of the Company in office on the date of adoption of the Directors Stock Option Plan by the Board of Directors and after such date any director elected for the first time to the Board of Directors provided that such director is at the time of such election not a full-time employee of the Company.

     (c) Grants. Options to purchase 10,000 shares of Common Stock (as adjusted pursuant to Paragraph (d) below) shall be granted to each Eligible Director on the date of adoption of the Directors Stock Option Plan by the Board of Directors, subject to the approval of this amendment to the 1988 Long-Term Incentive Plan by the stockholders of the Company at the 1991 Annual Meeting of Stockholders and any adjournment thereof, and up to six future Eligible Directors on the business day on which such Eligible Director is elected to the Board of Directors. Each such grant shall be subject to the following terms and conditions:

          (i) Each grant shall specify an option price per share equal to the Market Value per Share on the date of grant.

          (ii) Each grant shall specify that the option price shall be payable at the time of exercise (A) in cash or by check acceptable to the Company, (B) by delivery to the Company of shares of Common Stock that have been owned by the Optionee not less than six months equal in value to the option price (such shares to be valued for this purpose at their Market Price per Share on the date of exercise) or (C) a combination of the foregoing, as may be selected by the Optionee at the time of exercise.

          (iii)  Each option granted under the Directors
     Stock Option Plan shall have a stated expiration date of not more than ten years from the date of grant and shall be subject to earlier expiration or termination as hereinafter provided. If any Optionee subsequently becomes an employee of the Company while remaining a member of the Board of Directors, any options held under the Directors Stock Option Plan by such individual at the time of commencement of employment shall not be affected thereby.

          (iv)  The Option Rights granted under the
     Directors Stock Option Plan shall become exercisable over a period of three years from the date of grant, with one-third of the Option Rights becoming exercisable on the first anniversary of the grant, one-third on the second anniversary and the balance on the third anniversary.

          (v) In the event of termination of service on the Board by an Optionee, other than by reason of retirement, disability or death as set forth in subparagraph (vi) hereof, the then outstanding Option Rights of such Optionee may be exercised only to the extent they were exercisable on the date of such termination and shall expire three months after such termination or on their stated expiration date, whichever occurs first, except that in the event the Optionee's service on the Board is terminated for cause, such individual's Option Rights shall expire on the date of such termination.

          (vi) In the event of termination of an Optionee's service by reason of (A) retirement as a director under the Board of Directors' retirement policy or the total and permanent disability of the Optionee, each of the Option Rights of such Optionee shall immediately become exercisable in full and expire three years after the date of retirement or disability, but in no event after the stated expiration date, except that if a retired or disabled Optionee dies within such three year period, the expiration date shall be reduced from that otherwise applicable to one year from the date of death or (B) the death of an Optionee, each of the Option Rights of such Optionee shall immediately become exercisable in full and expire one year after the date of death, but in no event after the stated expiration date.

          (vii) No fractional shares of Common Stock shall be issued pursuant to the exercise of Option Rights, but in lieu thereof, the cash value of such fraction shall be paid.

          (viii)  Each grant of Option Rights shall be
     evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Director and shall contain such terms and conditions, consistent with the Directors Stock Option Plan, as the committee established in subparagraph (d) below shall approve.

     (d) Certain Adjustments. A committee consisting of the directors who are not eligible to participate in the Directors Stock Option Plan (the "DSOP Committee") shall have the power to make ministerial decisions with respect to the Directors Stock Option Plan and the Option Rights granted thereunder including but not limited to the power to make such adjustments in the option price and the number or kind of shares or other securities covered by the outstanding Option Rights as it in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to the foregoing. The determination of the DSOP Committee as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. The DSOP Committee shall have no authority or discretion with respect to the eligibility or selection of directors to receive Option Rights under the Directors Stock Option Plan, the times at which Option Rights shall be granted or become exercisable, the aggregate number of shares subject to the Directors Stock Option Plan and the number of shares subject to any grants of Option Rights, or the purchase price thereunder except as specifically provided above.

     (e) Non-Statutory Options. All Option Rights granted under the Directors Stock Option Plan shall be non-statutory options not intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").
Each Option Right granted under the Directors Stock Option Plan shall provide that such Option Right shall not be treated as an "incentive stock option" as that term is defined in Section 422A(b) of the Code.

     (f) Miscellaneous. Except as otherwise provided in this Paragraph 16 and except for the Dividend Credits established by Paragraph 7 of the Plan, all of the terms and provisions of the Plan shall apply to the shares available and Option Rights granted under the Directors Stock Option Plan, the Optionees under the Directors Stock Option Plan and the operation and administration of the Directors Stock Option Plan, provided, however, that in no event shall provisions of the Directors Stock Option Plan be amended more than once every six months.